Exhibit 10.3
                                                                    ------------


                                GENERAL AGREEMENT


         This General Agreement, dated this 29th day of April, 1999, when fully executed by the parties, will confirm the terms of agreement between Elliott, Lane & Associates, Inc. (Elliott Lane) and TMANGLOBAL.COM, Inc.
(TMAN).

         Whereas TMAN wishes to retain Elliott Lane to provide for them investment banking and consulting services and;

         Elliott Lane wishes to provide the investment banking and consulting services required by TMAN, therefore;

         According to the terms of this Agreement, Elliott Lane will consult with TMAN with regard to developing an action plan and will assist in executing the company's business plan. Furthermore Elliott Lane will introduce TMAN to quality retain and wholesale market makers and will introduce TMAN to its network of investors, at the appropriate time.

         Elliott Lane will have access to all TMAN's corporate information and to its auditors and legal council including all information related to the deal and corporate history of the shell TMANGLOBAL.COM reversed in to. The company will provide Elliott Lane with all the necessary information that it requires upon request and will not withhold information from Elliott Lane. As part of this agreement, Elliott Lane will provide written and/or verbal reports to TMAN for any proposed plan of action, and will only execute a plan of action with the express written agreement of TMAN.

         Immediately upon the signing of this agreement and after consulting with TMAN and assisting with the development of its business plan, Elliott Lane will begin to source synergistic merger and/or acquisition candidate(s) and will assist in the negotiations on behalf of TMAN. It will also assist with the development of the pro-forma financial projections for the developing company on a post merger or acquisition basis.

         Elliott Lane will help coordinate news releases to the public through Vista Quest (with whom Elliott Lane already has a long-term working business relationship) which will begin with a prompt news release that Elliott Lane has been retained for the above mentioned services.

         In recognition of the above services TMAN will pay Elliott Lane according to the following terms:

         1. One Hundred Thousand (100,000) shares of TMANGLOBAL.COM, Inc., (OTCBB - CHOP) restricted 144 common stock (one-year hold) as compensation for services related to consulting, Investment Banking and Mergers & Acquisitions. Such shares will be issued in one tranche coincident with the signing of this General Agreement as follows: Two fifty thousand share certificates will be held in escrow with a mutually agreed upon attorney. Half of the shares will be distributed upon execution of this General Agreement and the balance six months thereafter provided that certain pre-set goals are attained. The restricted stock will be subject to an anti-dilution clause only in the event of a reverse stock split and will have piggy-back registration rights. ----

         2. Ten percent (10%) of the transaction value in equity and/or cash for each successful acquisition and/or merger approved and completed by TMAN initiated by Elliott Lane.

         3. A one-time fee of Seven Thousand Five Hundred dollars ($7,500.00) or an equivalent value of free trading stock (if available) at the closing bid price on the date payment is made, at such time as Elliott Lane advises, and the company approves, the introduction to quality retail and wholesale market maker network and the initiation of an investor awareness program.

Elliott Lane will have the first right of refusal to raise any equity or debt capital for the company during the period of one year from the date of this General Agreement.

         This General Agreement will be effective for one (1) year renewable with mutual consent of both parties.


Whereas this Agreement is hereby Agreed & Accepted to:

By: /s/ Mark R. Lane                         By: /s/ Tony Interdonato
   ---------------------------------            --------------------------------
   Mark R. Lane                                 Tony Interdonato
   Elliott, Lane & Associates, Inc.             TMANglobal.com, Inc.